                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Prospectus Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           FEDERAL-MOGUL CORPORATION
                (Name of Registrant as Specified In Its Charter)


                         R.R. DONNELLEY EDGAR SERVICES
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

  (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

- --------------------------------------------------------------------------------

LOGO

March 18, 1994

To Our Shareholders:

  You are invited to attend the 1994 Annual Meeting of Shareholders which will be held at the Corporation's World Headquarters, 26555 Northwestern Highway (southwest corner of Northwestern Highway and Lahser Road), Southfield, Michigan, on Wednesday, May 11, 1994. The meeting will start promptly at 10:30 a.m., local time. After the formal business session there will be a report to the shareholders on the progress of the Corporation. A discussion period will follow the report.

  The attached notice of the meeting and Proxy Statement describe the items of business to be transacted: (i) the election of eight directors, (ii) the approval of certain amendments to the Corporation's Supplemental Compensation Plan, (iii) the approval of the Corporation's Non-Employee Director Stock Award Plan, (iv) the approval of the appointment of Ernst & Young as independent accountants for the Corporation for 1994, and (v) such other business as may properly come before the meeting.

  Whether or not you plan to attend the meeting, we urge you to sign, date and return your Proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. The giving of the Proxy will not affect your right to attend the meeting, nor, if you choose to revoke the Proxy, your right to vote in person.

                                          LOGO
                                          D. J. Gormley
                                          Chairman of the Board,
                                          President and Chief Executive
                                           Officer

- --------------------------------------------------------------------------------

LOGO
P.O. Box 1966, Detroit, Michigan 48235

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 1994

Southfield, Michigan
March 18, 1994

To the Shareholders of Federal-Mogul Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Federal-Mogul Corporation will be held at the World Headquarters of the Corporation at 26555 Northwestern Highway (southwest corner of Northwestern Highway and Lahser Road) Southfield, Michigan, on Wednesday, May 11, 1994, at 10:30 a.m., local time, for the following purposes:

1. To elect eight directors of the Corporation to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2. To approve certain amendments to the Corporation's Amended and Restated 1977 Supplemental Compensation Plan;

3. To approve the Corporation's Non-Employee Director Stock Award Plan;

4. To approve the appointment by the Board of Directors of Ernst & Young as independent accountants to audit the financial statements of the Corporation and its consolidated subsidiaries for the year 1994; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record on March 15, 1994 will be eligible to vote at this meeting. The stock transfer books of the Corporation will not be closed, but only shareholders of record at the close of business on such date will be entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,
                                          LOGO
                                          G. N. Bashara, Jr.
                                          Vice President, General Counsel and
                                          Secretary

- --------------------------------------------------------------------------------
YOU ARE URGED TO DATE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE AT YOUR EARLIEST OPPORTUNITY, THEREBY SAVING
YOUR CORPORATION THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

LOGO
P.O. Box 1966, Detroit, Michigan 48235                            March 18, 1994

                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Federal-Mogul Corporation to be used at the Annual Meeting of Shareholders, and at any adjournment thereof, to be held on Wednesday, May 11, 1994 at the World Headquarters of the Corporation at 26555 Northwestern Highway, Southfield, Michigan beginning at 10:30 a.m., local time. The mailing address of the principal executive offices of the Corporation is P.O. Box 1966, Detroit, Michigan 48235.

This Proxy Statement and the accompanying form of Proxy, which is being solicited by the Corporation, will be first sent or given to shareholders on or about March 18, 1994.

                     I. NOMINEES FOR ELECTION AS DIRECTORS

The nominees proposed herein for election as directors are willing to be elected as such, and it is intended that the persons named in the accompanying form of Proxy will vote for the election of such nominees unless shareholders specify otherwise in their proxies. The term of office of directors elected at the Annual Meeting will continue until the next Annual Meeting. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated, the persons named in such proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. If any nominees are substituted by the Board of Directors, the persons named in the accompanying form of Proxy intend to vote for such nominees. Management is not aware of the existence of any circumstances which would render any nominee named hereunder unavailable for election. All nominees are currently directors of the Corporation. Mr. Thomas F. Russell, a director since 1968, is retiring from the Board and will not stand for re-election.

               DENNIS J. GORMLEY, 54, Chairman of the Board, President and Chief Executive Officer, Federal-Mogul Corporation.
               Mr. Gormley has served as a director of the Corporation since 1988 and as Chairman of the Board since May 1990. He is Chairman of the Executive Committee and a member of the Pension and Finance Committees.
               Mr. Gormley served as the Corporation's Vice President and Group Executive--Materials Processing Group from 1980 until 1982 when he became Vice President and Group Executive-- Worldwide Marketing. He became Executive Vice President of the Corporation in 1986 and held that position until he became President and Chief Operating Officer of the Corporation in 1988. Mr. Gormley was appointed President and Chief Executive Officer of the Corporation in May 1989 and Chairman of the Board in May 1990.

               Mr. Gormley is also a member of the Board of Directors of Cooper Tire and Rubber Company.

               RODERICK M. HILLS, 63, Counselor, Hills & Co.
               Mr. Hills has served as a director of the Corporation since 1977. He is Chairman of the Compensation Committee and a member of the Audit, Nominating and Pension Committees.
               From 1975 to 1977, Mr. Hills was Chairman of the Securities and Exchange Commission. He was Chairman and Chief Executive Officer of Peabody Coal Company from 1977 to 1978. Mr. Hills was a partner in the law firm of Latham, Watkins and Hills from 1978 to 1982. He was Chairman and Chief Executive Officer of Sears World Trade, Inc. from 1982 to 1984, when he returned to his former law firm as counsel. In 1985, he left that firm to assume his position at Yale University as Distinguished Faculty Fellow and Lecturer, School of Organization and Management. On January 1, 1987, he was named Managing Director--Chairman of The Manchester Group Ltd. In May 1989, he joined the Washington, D.C. office of the law firm of Donovan Leisure Rogovin Huge & Schiller as the Managing Partner. From June 1992 until April 1, 1994, he was Chairman of the International Practice Group of Shea & Gould in Washington, D.C.

               Mr. Hills is also Vice Chairman of the Board of Directors of Oak Industries, Inc., as well as a member of the Board of Directors of TCW Americas Development, Inc., Sunbeam-Oster, Inc., and Mayflower Group, Inc.

               WALTER J. MCCARTHY, JR., 68, Retired Chairman and Chief Executive Officer, The Detroit Edison Company.
               Mr. McCarthy has served as a director of the Corporation since 1982. He is Chairman of the Nominating Committee and a member of the Compensation, Finance and Audit Committees.
               Mr. McCarthy served The Detroit Edison Company as President and Chief Operating Officer from 1979 to 1981. In 1981, he was appointed Chairman and Chief Executive Officer, positions he held until his retirement on May 1, 1990. He has been a member of the Board of Directors of that company since 1978.

               Mr. McCarthy is also a member of the Boards of Directors of Comerica Bank and Perry Drug Stores, Inc.

               JOHN J. FANNON, 60, Vice Chairman of the Board of Directors of Simpson Paper Company.
               Mr. Fannon has served as a director of the Corporation since 1986. He is Chairman of the Pension Committee and a member of the Compensation and Nominating Committees.
               Mr. Fannon has served in his present position since 1993. From 1980 until 1993, Mr. Fannon was a director and president of Simpson Paper. Simpson Paper is privately owned with annual sales exceeding $1 billion. It manufactures and sells bleached and unbleached pulp and a variety of paper grades.


               JOHN C. POPE, 44, President, Chief Operating Officer and Director, UAL Corporation and United Air Lines, Inc.
               Mr. Pope has served as a director of the Corporation since 1987. He is a member of the Audit, Nominating, Compensation, Executive and Finance Committees.
               Mr. Pope was appointed President, Chief Operating Officer and Director of UAL Corporation and United Air Lines on May 1, 1992. Previously, Mr. Pope was appointed Executive Vice President, Chief Financial Officer and Treasurer of UAL Corporation, and Executive Vice President and Chief Financial Officer of United Air

               Lines in January 1988. He was elected to the additional position of Executive Vice President--Marketing and Planning of United Air Lines on May 7, 1989 which he held until October 22, 1990, when he was elected Executive Vice President--Marketing and Finance, and Chief Financial Officer of United Air Lines. In 1990, Mr. Pope was appointed Vice Chairman, Chief Financial Officer and Treasurer of UAL Corporation, and Vice Chairman and Chief Financial Officer of United Air Lines until May 1992. Prior to his service with UAL Corporation and United Air Lines, Mr. Pope was Senior Vice President of Finance, Chief Financial Officer and Treasurer of AMR Corporation and American Air Lines (1987-1988), and Senior Vice President of Finance and Chief Financial Officer of American Air Lines (1985-1987).

               H. MICHAEL SEKYRA, 52, Former Chief Executive Officer and Chairman of the Managing Board of Austrian Industries AG.
               Dr. Sekyra has served as a director of the Corporation since 1991. He is a member of the Nominating, Compensation and Pension Committees.
               Dr. Sekyra, a native of Austria, served as Chief Executive Officer and Chairman of the Managing Board of Austrian Industries AG, headquartered in Vienna, Austria, from 1986 until December 1993. He now conducts a major privatization program in the Austrian specialty steel industry and holds a number of Supervisory Board positions in banking and industrial enterprises.


               ROBERT S. MILLER, JR., 52, Former Vice Chairman of Chrysler Corporation and Senior Partner, James D. Wolfensohn.
               Mr. Miller has served as a director of the Corporation since 1993. He is a member of the Audit, Compensation and Nominating Committees.
               Mr. Miller was Executive Vice President and Chief Financial Officer of Chrysler Corporation from 1981 until 1990 and Vice Chairman of the Board of Chrysler from 1990 until 1992. In 1992, Mr. Miller joined the investment banking firm of James D. Wolfensohn in New York City as Senior Partner until 1993 when he left to join Moore Mill and Lumber Company, a family-owned timber business in Oregon, as Treasurer and Director.

               Mr. Miller is also a member of the Board of Directors of U.S. Bancorp, Fluke Corporation, Pope & Talbot, Inc. and Syntex Corporation.

               ANTONIO MADERO, 56, Founder, Chairman of the Board and Chief Executive Officer, Corporacion Industrial Sanluis, S.A. de C.V. Mr. Madero has served as a director of the Corporation since February 1994.
               Mr. Madero founded Corporacion Industrial Sanluis, S.A. de C.V. and has served as its Chairman of the Board and Chief Executive Officer since 1979. Corporacion Industrial Sanluis is a Mexican holding company with interests in gold, silver, mining and auto parts.
               Mr. Madero is also a member of the Boards of Directors of Grupo Financiero Inverlat-Comermex, S.A., of Cydsa, S.A. de C.V., Grupo Embotelladoras Unidas, S.A. de C.V., Grupo Industrial Alfa, S.A. de C.V., Grupo Industrial Saltillo, S.A. de C.V., The Mexican Fund, Inc., Fondo Opcion, S.A. de C.V., Seguros Comercial America, S.A., Grupo Posadas, S.A. de C.V., Hard Rock Cafe, S.A. (Mexico), Q-Tel, S.A. de C.V., and Servicios Financieros Quadrum, S.A. de C.V.


The Corporation's Board of Directors met eight times during 1993. The Board has standing Audit, Compensation and Nominating Committees. During 1993, all directors attended more than 75% of the aggregate number of meetings of the Board of Directors and standing committees on which they served during the period in which they served as directors.

AUDIT COMMITTEE. The Audit Committee, which consists of Messrs. Russell (Chairman), Hills, McCarthy, Miller and Pope held three meetings in 1993. This Committee (a) annually recommends to the Board independent accountants to serve as auditors of the corporation and its consolidated subsidiaries, (b) reviews the scope of the independent accountants' audits, (c) reviews the independent accountants' audit reports, management letters and fees, (d) reviews the annual program of the internal auditing staff, and (e) reviews such special reports and comments as may be submitted by management or the internal auditing staff.

COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Hills (Chairman), Fannon, McCarthy, Pope, Miller and Sekyra. The Compensation Committee met five times in 1993. This Committee (a) recommends to the Board the remuneration of officers of the Corporation, (b) establishes the formula used to determine the amount available for awards for members of the Corporation's Advisory Board under the 1977 Supplemental Compensation Plan and recommends to the Board amounts to be paid under such Plan as supplemental compensation to officers, (c) recommends to the Board the granting of stock options to officers and other employees, (d) recommends to the Board changes in the various compensation, benefit and stock option plans of the Corporation,
(e) periodically examines the compensation and benefit structure of the Corporation for key employees to determine that the Corporation is rewarding executive personnel in a manner consistent with sound business practices, and
(f) performs such other duties as are its responsibility under the various compensation, benefit and stock option plans of the Corporation that are applicable to officers.

NOMINATING COMMITTEE. The Nominating Committee, which consists of Messrs. McCarthy (Chairman), Fannon, Hills, Pope, Miller and Sekyra met six times in 1993. This Committee (a) recommends, when it deems appropriate, increasing or decreasing the number of members of the Board, (b) recommends to the Board the persons who should be considered for election as directors, (c) maintains for future use a current list of qualified candidates for nomination to the Board,
(d) reviews and recommends to the Board the annual compensation to be paid to non-employee directors, (e) recommends to the Board the names of directors to serve each year on the standing committees of the Board and (f) reviews periodically with the Chief Executive Officer the plan for management's succession. The Committee will consider shareholder nominees for election at the 1995 Annual Meeting provided that such nominations are submitted in writing to the Secretary of the Corporation during the period beginning February 10, 1995 and ending March 11, 1995 together with the written consent of such nominees, the name, address and number of shares owned by the proponent, and all information required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended. Such dates are subject to change if the date of the 1995 Annual Meeting is significantly different than the date of the 1994 Annual Meeting. Reference is made to the Corporation's bylaws for a complete description of the procedures to be followed by shareholders in submitting nominations for the Board of Directors.

COMPENSATION OF DIRECTORS. Directors who are not employees of the Corporation (currently eight directors) are paid retainers of $4,000 for each calendar quarter. In addition, they are paid fees for attending Board meetings of $1,000 per meeting. They also are paid fees for attending meetings of Committees of the Board of $700 per Committee meeting, if such meeting is held on the same day as a Board meeting, and $800 if it is not. Committee chairmen receive an additional $250 for each Committee meeting attended. A plan permitting directors to defer compensation is available to all directors who are not employees of the Corporation. Any deferred compensation remains part of the general funds of the Corporation and, until paid to the director or his beneficiary, will earn interest at a rate equal to the ten-year U.S. Treasury Bill rate plus 1% or, at the director's option, will be valued as though invested in the Corporation's Common Stock.

During 1993, the Corporation implemented the Non-Employee Director Stock Award Plan (the "Award Plan"), subject to shareholder approval. Under the Award Plan, current directors who are not employees of the Corporation received a one-time grant of 1,000 shares of Common Stock (subject to transfer restrictions lapsing over five years) on the date the Board approved the Award Plan. Future directors who are not employees of the Corporation will receive a similar grant at the time they first become a director. The Award Plan also permits non-employee directors to elect to receive all or a portion of their annual retainer fee, meeting and committee fees in Common Stock in lieu of cash. For a more detailed description of the Award Plan, see "Proposal to Approve the Corporation's Non-Employee Director Stock Award Plan."

Under the Corporation's Directors' Retirement Income Plan as amended, a former director who was a member of the Board on or after January 1, 1985 and who has never been an employee of the Corporation, is entitled to receive quarterly an amount equal to the amount of the quarterly retainer payable to the Corporation's nonemployee directors as established by the Board and in effect on the date such person ceases to be a director. A director will be credited with a quarter-year of service for each three-month period or part thereof during which the director served continuously as a member of the Board. Such amount is payable to the retired director or his surviving spouse over a period of time which commences on such date and expires on the expiration of a period of time equal to the number of quarter-years of the director's service on the Board. In the event a director with five or more years of service on the Board dies before retiring, the director's surviving spouse will receive a lump sum payment equal to five times the annual retainer in effect on the date of death.

                II. APPROVAL OF AMENDMENTS TO THE CORPORATION'S
                         SUPPLEMENTAL COMPENSATION PLAN

The Omnibus Budget Reconciliation Act of 1993 (OBRA) became effective in August of 1993. OBRA includes a provision limiting the annual tax deduction, by a publicly held corporation to $1 million of compensation paid to the Corporation's Chief Executive Officer and the next four most highly compensated executive officers ("Executive Group") unless certain criteria described below are met.

The Board of Directors intends to preserve the tax deduction for all compensation payments by amending the Corporation's 1977 Supplemental Compensation Plan to comply with OBRA, although the Compensation Committee believes it is unlikely that the limitation would affect more than one of the Corporation's officers over the next year.

The Compensation Committee, as well as the Board of Directors, has determined that it is critical to maintain flexibility in order to attract and retain key management, so essential to the interests of the shareholders. This can be done while complying with OBRA. As stated in the Compensation Committee Report to Shareholders on Executive Compensation, the primary purposes of annual incentive compensation are to attract, retain and motivate outstanding senior executive talent. This allows the Corporation to thrive in an extremely competitive environment. Outstanding managers can enhance shareowner value. The plan can reward senior management for the attainment of stated objectives.

In addition, while annual supplemental compensation is based on the attainment of pre-specified goals, the amounts paid (as is the case for the granting of base compensation) are determined through independent, market based analysis and recommendation.

Description of Amended and Restated Plan. The Corporation's annual cash incentive plan, the 1977 Supplemental Compensation Plan (the "Plan") became effective January 1, 1977 and subsequently has been amended on four occasions. Subject to shareholder approval, the current amendment and restatement of the Plan was approved by the Directors on February 9, 1994 and is intended to comply with the executive officer compensation deduction requirements under OBRA. The exception becomes effective if (a) the incentive compensation payments are made pursuant to a plan that provides for (i) the attainment of a pre-established objective performance goal or goals established by a compensation committee composed entirely of independent outside directors; and (ii) an individual executive maximum award for a designated time period; and (b) a description of the material terms of the business criteria on which the goals are based is disclosed to and approved by the shareholders of the Corporation.

As amended, the Plan provides that none of the five most highly compensated officers will be able to receive an annual cash award under the Plan that is in excess of three times base salary of the immediately preceding year. See Summary Compensation Table. While not exceeding this limit, the specific award amount is based on the Plan and subject to the discretion of the Compensation Committee. The specific annual performance goal was established by the Compensation Committee on February 9 for calendar year 1994, and will be established by December 31, 1994 for calendar year 1995 and by December 31 for each succeeding calendar year. The performance goals must be substantially uncertain to be met at the time that they are established. Unless the general performance targets and the individual caps are approved by shareholders, no awards that would not qualify for tax deductibility will be paid under the Plan to senior executive employees for the 1994 fiscal year.

Under the Plan as amended, annual awards set by the Compensation Committee for members of the Executive Group will be based on one or more of the following goals: earnings per share; return on investment; return on equity; cash flow; and specific increases in productivity. No payments will be made to the five most highly compensated employees until the Compensation Committee certifies that the annual performance goals have been attained. The Board of Directors retains the authority to amend the Plan, subject to the shareholder approval requirements of Section 162(m) of the Internal Revenue Code. Generally, shareholder approval will not be necessary for Plan amendments except for material changes to the performance goals.

Although the corporate deduction cap applies only to the Executive Group, the Plan also covers other members of the Corporation's Advisory Board whose compensation is not subject to the deduction cap ("Advisory Board Participants"), as well as certain selected management employees. Advisory Board Participants and management employees are chosen to participate in the Plan based on their significant contributions to the success of the Corporation. The awards for Advisory Board Participants are set pursuant to a profit formula that is established each year by the Compensation Committee and approved by the Board of Directors. The Corporation's management each year establishes the profit formula objective applicable to the management employees, which is not reviewed by the Board of Directors. Approximately fourteen Advisory Board Participants (excluding members of the Executive Group) currently participate in the Plan, and approximately one hundred eighty-five management employees currently participate in the Plan. If the Plan is approved by shareholders, all five members of the Executive Group will be eligible to participate in the Plan, subject to the attainment of the 1994 targeted goals.

Required Vote. Approval of the proposed amendments to the Plan requires the affirmative vote of shares representing at least a majority of the votes cast at this meeting. Abstentions and broker non-votes will not be counted as a vote for or against approval of the proposed amendments.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE CORPORATION'S 1977 SUPPLEMENTAL COMPENSATION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

   III. APPROVAL OF THE CORPORATION'S NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN

Subject to the approval of the Corporation's shareholders, the Board of Directors approved the adoption of the Non-Employee Director Stock Award Plan (the "Plan") effective July 1, 1993. The Plan provides for a one-time grant of restricted Common Stock to all current and future non-employee directors of the Corporation and it permits non-employee directors to make an election on an annual basis to receive all or part of their annual cash retainer in the form of Common Stock. The Plan was adopted after market surveys indicated that an increase in the annual retainer was appropriate for the Corporation's directors and provides for grants of restricted stock to non-employee directors in lieu of a cash increase in the annual retainer. The Board of Directors believes that the Plan will enhance the Corporation's ability to attract and retain the services of well-qualified directors and more directly align the interests of non-employee directors with those of the Corporation's shareholders. Accordingly, the Board believes approval of the Plan is in the best interests of the Corporation and its shareholders and recommends a vote FOR this proposal.

                               Terms of the Plan

The Plan provides for the issuance of up to 50,000 shares of Common Stock (subject to adjustment in the event of a merger, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock) pursuant to grants made under the Plan to directors who are not officers or employees of the Corporation or its subsidiaries. There are currently eight such directors serving on the Board of Directors.

Two types of grants may be made under the Plan. First, each non-employee director currently serving has received a grant of 1,000 shares of restricted Common Stock conditioned upon approval of the Plan by the Corporation's shareholders. Each person who subsequently becomes a non-employee director will automatically receive a similar grant as of the date such person becomes a non-employee director (an "Initial Grant"). Second, each non-employee director may make an election on an annual basis to receive any or all of his or her annual cash retainer and meeting and committee fees in the form of an award of restricted Common Stock (an "Elective Grant"). The number of shares in an Elective Grant will be determined by dividing the amount of the retainer that is to be paid in restricted Common Stock by the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on the first business day which is at least six months and one day following the last business day of the month during which the annual meeting of the Corporation's shareholders is held. The following table sets forth the shares issuable under the Plan to certain persons and classes of persons to the extent determinable.

                               NEW PLAN BENEFITS
                    NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN

                                                             Dollar     Number
                                                             Value        of
                       Name and Position                      ($)       Units
                       -----------------                    --------    ------
      Executive Officers Named In the Summary Compensation
       Table..............................................         0        0
      Non-Executive Director Group........................  $173,000(1) 8,000(2)
      All Executive Officers and all Other Employees......         0        0

- --------
(1) Represents the value of 8,000 shares of Common Stock at $21.625 per share, the average of the high and low sales price per share of the Common Stock on the New York Stock Exchange on the date of grant. Does not include the value of Initial Grants which may be made to an indeterminate number of future non-employee directors and does not include the value of an indeterminate number of shares which may be subject to Elective Grants.
(2) Represents Initial Grants made to the current non-employee directors, conditioned upon shareholder approval of the Plan. Does not include the additional 42,000 shares of Common Stock which subsequently may be granted under the Plan to current or future non-employee directors.

Holders of shares of Common Stock subject to Initial Grants or Elective Grants have all of the rights of shareholders as to such shares except that such shares are subject to transfer restrictions which lapse over time. The transfer restrictions on 20% of the shares subject to an Initial Grant lapse annually beginning on the first anniversary of the grant date, while transfer restrictions on shares subject to Elective Grants lapse six months and one day after the grant date. Shares subject to transfer restrictions may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the restrictions lapse. In the event a non-employee director ceases to serve on the Board of Directors, the unvested portion of any Grant will be forfeited except where service ceases due to death, total disability or retirement in accordance with the Corporation's retirement policy in which case all transfer restrictions will immediately lapse. In addition, all transfer restrictions will immediately lapse upon a "change in control" of the Corporation.

The Plan may be terminated at any time by the Board of Directors and will terminate automatically when all of the shares reserved for issuance under the Plan have been issued. The Board of Directors may amend the terms of the Plan at any time or from time to time, although provisions regarding the amount, price or timing of Grants generally may not be amended more than once every six months and certain other changes require shareholder approval, including changes which would materially increase the benefits accruing to Plan participants, materially increase the number of shares of Common Stock which may be issued under the Plan or materially modify the Plan's eligibility requirements.

Required Vote. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series C ESOP Preferred Stock, voting together as a single class, represented at the meeting, in person or by proxy and entitled to vote. An abstention will have the same effect as a vote against approval of the Plan. Broker non-votes will not be counted as a vote for or against the approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

             IV. APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors recommends that the shareholders approve the Board's appointment of the accounting firm of Ernst & Young as independent accountants to audit the financial statements of the Corporation and its consolidated subsidiaries for the year 1994. The firm has conducted the audits for the Corporation for many years. If the appointment is not approved, the Board of Directors will appoint another independent accounting firm to audit the financial statements of the Corporation and its consolidated subsidiaries for the year 1994 without further action by the shareholders.

Representatives of Ernst & Young are expected to be at the Annual Meeting and to be available to respond to appropriate questions.

Such representatives will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES FOR THE YEAR 1994. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE IN THEIR PROXIES.

                    V. INFORMATION ON EXECUTIVE COMPENSATION

Set forth below is information concerning the annual and long-term compensation for services rendered in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 1993, 1992 and 1991, for the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation as of December 31, 1993.

                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                      Long Term
                                                     Compensation
                Annual Compensation                   Awards(D)
- ---------------------------------------------------- ------------
                                                      Securities
                                                      Underlying   All Other
                                     Salary   Bonus  Options/SARs Compensation
  Name and Principal Position   Year   ($)     ($)       (#)       ($)(A)(B)
- ------------------------------- ---- ------- ------- ------------ ------------
D. J. Gormley(C)(D)............ 1993 469,597 450,000   160,000       80,505
Chairman of the Board,          1992 432,366 400,000         0       43,609
President and Chief Executive
 Officer                        1991 395,160 100,000   300,000
F. J. Musone(C)(D)............. 1993 240,076 150,000    52,000       21,816
Vice President;                 1992 219,447 125,000         0       17,490
President--Worldwide            1991 194,550  32,500   112,500
Manufacturing Operation
W. G. Smith(C)(D).............. 1993 239,588 150,000    52,000       27,159
Vice President;                 1992 220,044 125,000         0       23,366
President--Worldwide Aftermar-
 ket Operation                  1991 196,584  32,500   112,500
M. E. Welch III(C)............. 1993 224,750 137,000    52,000       26,134
Senior Vice President           1992 211,579 115,000         0       10,134
and Chief Financial Officer     1991  16,667           112,500
G. N. Bashara, Jr.(C).......... 1993 188,880  75,000    16,000       43,246
Vice President,                 1992 179,895  75,000         0       42,886
General Counsel & Secretary     1991 173,088  21,000    60,000

- -----------
(A) In accordance with the transitional provisions applicable to the revised rules on executive officer compensation disclosure adopted by the Securities and Exchange Commission.
(B) Includes (i) Corporation Match and ESOP contributions to the Salaried Employee's Investment Program, (ii) contributions under the Supplemental Executive Program, and (iii) contributions or allocations for split life insurance respectively for D.J. Gormley ($20,166, $48,849, $11,490); F.J. Musone ($10,574, $8,050, $3,192); W.G. Smith ($11,711, $8,500, $6,948); M.E.
Welch III ($13,164, $7,850, $5,120); G.N. Bashara, Jr. ($11,203, $8,379,
$23,664).
(C) The Corporation is party to Executive Severance Agreements with Messrs. Gormley, Musone, Smith, Welch and Bashara. Benefits thereunder will be payable only if an actual or constructive termination of employment occurs within 30 months following a change in control of the Corporation. Such contractual benefits will consist of amounts up to 2.999 times the annualized reported taxable income during the five-year period preceding the change in control (or, if higher, the highest annual base salary in effect in the three-year period preceding such occurrence), for those years in which services were performed for the Corporation.
(D) Aggregate restricted stock holdings at December 31, 1993 and the market value of such holdings at such date of $29 per share are as follows: D.J. Gormley--40,000 shares/$1,160,000; F.J. Musone--6,000 shares/$174,000; W.G.
Smith--6,000 shares/$174,000. Dividends are payable to such individuals when and as declared.

STOCK OPTIONS/STOCK APPRECIATION RIGHTS. The following table summarizes option grants during fiscal year 1993 to the executive officers named in the Compensation Table and the potential realizable value of such options determined by formulas prescribed by the Securities Exchange Commission. The assumed rates of stock price appreciation are hypothetical; the actual value of the options will depend on the future performance of the Company's stock. No SAR's were granted or exercised (nor were any outstanding) during fiscal 1993.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                           Potential Realizable Value At
                                                                           Assumed Annual Rates of Stock
                                                                           Price Appreciation for Option
                          Individual Grants                                           Term (2)
- ------------------------------------------------------------------------- -----------------------------------
                           Number of    Percent of
                           Securities     Total
                           Underlying  Options/SARs Exercise
                          Options/SARs  Granted to  or Base
                            Granted    Employees in  Price     Expiration
          Name               (#)(1)        1993      ($/Sh)       Date    0% ($)   5% ($)          10% ($)
- ------------------------  ------------ ------------ --------   ---------- ------ -----------    -------------
D. J. Gormley...........    160,000         29%      24.125    11-22-2003    0     1,189,000        6,137,400
F. J. Musone............     52,000         10%      24.125    11-22-2003    0       386,400        1,994,700
W. G. Smith.............     52,000         10%      24.125    11-22-2003    0       386,400        1,994,700
M. E. Welch III.........     52,000         10%      24.125    11-22-2003    0       386,400        1,994,700
G. N. Bashara, Jr.......     16,000          3%      24.125    11-22-2003    0       118,900          613,700
                            -------        ---       ------    ----------  ---   -----------    -------------
All Common Shareholders.        N/A        N/A       23.750(4)        N/A    0   407,681,921    1,028,911,514
                            -------        ---       ------    ----------  ---   -----------    -------------
All Optionees...........    546,500        100%      23.750(4)               0     4,300,118(3)    20,637,206(3)
                            -------        ---       ------    ----------  ---   -----------    -------------
Optionee Gain As % of
 All Shareholders Gain..        N/A        N/A          N/A           N/A  N/A           1.1%             2.0%

- --------
(1) Options granted in 1993, under the 1989 Stock Plan are exercisable 3 years after the grant date. 25% of the stock options granted are vested immediately. Additional shares vest based on a 4.57% growth rate for each one dollar increase from the grant price with full vesting occurring upon the price per share of Common Stock reported on the New York Stock Exchange reaching a targeted $55 per share.
(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciations, if any, of the Corporation's stock price. The Corporation did not use an alternative formula for a grant date valuation, as the Corporation is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. At the assumed 5% and 10% annual appreciation rates, respectively, 48.5% and 100% of the shares granted would be vested at the expiration date.
(3) No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.

(4) Price based on weighted average of options issued during 1993 under the 1984 and 1989 Stock Plans.

The following table summarizes information with respect to options held by each of the named executive officers as of December 31, 1993. The values shown are hypothetical and depend on the future performance of the Company's stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND DECEMBER 31, 1993 OPTION/SAR VALUE
- --------------------------------------------------------------------------------

                                                      Number of     Value of
                                                     Securities    Unexercised
                                                     Underlying   In-the-Money
                                                     Unexercised  Options/SARs
                                                    Options/SARs   at 12/31/93
                                                     at 12/31/93    at $29.00
                     Shares Acquired     Value      Exercisable/  Exercisable/
Name                 on Exercise(#)  Realized($)(1) Unexercisable Unexercisable
- ----                 --------------- -------------- ------------- -------------
D. J. Gormley.......      7,800         $ 70,300       128,500/    $  977,406/
                                                       460,000      2,880,000
F. J. Musone........          0                0        45,950/    $  334,619/
                                                       164,500     $1,041,000
W. G. Smith.........          0                0        38,950/    $  278,688/
                                                       164,500     $1,041,000
M. E. Welch III.....          0                0             0/             0/
                                                       164,500     $1,041,000
G. N. Bashara, Jr...     13,000         $103,375        17,100/    $  100,553/
                                                        76,000     $  498,000

- --------
(1) Determined by subtracting the exercise price from the fair market value of the underlying securities on the date of exercise.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Pursuant to rules adopted by the Securities & Exchange Commission, the Compensation Committee of the Company's Board of Directors has furnished the following report on executive compensation.

                         Role of Compensation Committee

The Compensation Committee is composed entirely of independent, non-employee directors of the Company. As a matter of practice, the Compensation Committee has supervised the development and implementation of the Company's compensation plans and programs. As appropriate, the Committee has, with the assistance of independent compensation consultants, initiated new or significantly changed compensation policies as well as determined periodic measurements of overall compensation for the purpose of more closely aligning the rewards to senior managers with an increase in the value of the Corporation's stock.

The Compensation Committee makes recommendations to the Board on compensation actions involving senior management of the Corporation, including its executive officers and Chief Executive Officer. In all instances, the Compensation Committee, which meets at least three times each year, recommends what compensation decisions are to be taken to the Corporation's full Board of Directors which has final authority on such matters.

In addition to the senior managers whose compensation is specifically reviewed by the Committee, a number of managers and other key employees of the Corporation are eligible under the Corporation's Compensation programs to receive incentive compensation and stock option awards. The Compensation Committee monitors the policies that grant such compensation but specifically reviews only grants and awards to the Corporation's senior management.

                            Compensation Philosophy

Historically, salary ranges of senior managers have been set below the median salary ranges of the labor markets in which the Corporation operates. These salary ranges are validated by independent consultants who review the standards of similar medium to large United States based industrial corporations. Supplemental compensation policies, consisting of annual incentives and long-term stock option programs are designed to provide senior managers with a total compensation package that meets or exceeds industry averages only if well defined business objectives, primarily based on earnings, are reached or exceeded. In 1993, the primary goals were based on increased earnings per share for incentive based awards and increased share value for stock option vesting and awards.

                                  Base Salary

In keeping with the Compensation Committee's philosophy, the base salary of senior executives is set somewhat below the described median as determined by market based surveys provided by an independent consultant and is further based on the individual executive's performance, relevant experience and demonstrated capabilities in meeting the requirements of the position. The Chief Executive Officer's base salary was determined by the Committee's evaluating his attainment of stated overall goals and targets for the Company and his individual contribution and performance.

                           Supplemental Compensation

The Corporation's "Supplemental Compensation" program provides the opportunity for annual incentive awards to its senior managers and executive officers, including the Chief Executive Officer. Each year targeted goals are set by the Compensation Committee and ratified by the Board of Directors and, if met, such goals create a plan fund of a certain amount. The fund increases if the target is exceeded, and reduces if the target is not met. If the minimum goal is not achieved, there is no fund at all. In 1993, the targeted goal was based on a projection by Company management of increased earnings of $1.06 a share (absent any extraordinary event that increases or decreases that number). There would have been no supplemental compensation fund if earnings of at least $.63 a share had not been reached.

Each manager participating in the program is eligible to share in the fund pursuant to pre-established percentages for their position. In 1993, these targeted percentages for executive officers ranged from 30% to 80% for the Chief Executive Officer. After year end, the Compensation Committee reviews recommendations of the Chief Executive Officer for all executive officer positions and makes a final recommendation as to the exact amount to be granted each individual. The Committee makes an independent determination as to what supplemental compensation should be recommended for the Chief Executive Officer, and commencing in 1994, will make an independent determination regarding the amount of supplemental compensation for the other four members of the Executive Group, as well.

                        Long-Term Incentive Compensation

The Long-Term Incentive Compensation for the Corporation's executive officers is created with stock options. Periodic grants of stock options are made to executive officers based on their position and on their contribution to the long-term direction and success of the organization. The grant price is regularly set at the average market share price on the day of the grant. Such options have vested after a minimum of 6 months and been exercisable over a period of 10 years from the date of grant. The basis for this program is reviewed each year by the Compensation Committee.

In 1991, the Compensation Committee with assistance from an independent consultant and the advice and participation of management, designed a new stock option program for the Corporation's most senior officers, including the Chief Executive Officer, keyed more dramatically to the price of the Corporation's stock. The 1991 grants were substantially larger than previously awarded, but certain unique conditions were placed upon them:

 --The exercise price of these options was set at $22 per share, approximately
  50% above the price at which the Corporation's stock was then trading. Thus, they would have had no value whatsoever until the Corporation's stock increased by more than 50%.

 --Further, the options had a vesting period of thirty-six months from the date of grant. After vesting only 50% of the option may be exercised during the subsequent 12 months, with no more than one-half of the proceeds payable in cash. The remainder will be in shares which must be held for up to an additional 24 months before they can be fully exercised.

 --If the targeted price had not been reached by 1994, the number of options would have been reduced by 10% each year thereafter. The exercise price of $22 was reached on May 26, 1993, and at year end the price of the Company's Common Stock was $29 per share.

On November 23, 1993, following the achievement of the $22 per share threshold requirement of the 1991 grants, the Committee, with assistance from an independent consultant and with the advice and participation of management, presented a new stock option program, designed to set new goals for management to enhance shareholder value. The program provided for grants of stock options to senior executives of the Company at $24.125, the average listed price of the Company's common stock listed on the New York Stock Exchange on November 23, 1993. The options granted may not be exercised before January 1, 1997. Twenty-five percent of the options granted under the program vested as of January 1, 1994. Thereafter, additional options granted will vest incrementally as the market price for the stock rises. One hundred percent of the options will vest only when the common stock of the Company attains a market price of $55 per share.

The 1993 stock option program was designed to incentivize management to increase shareholder value in a relatively short time frame. The program was approved by the Board at its November 24, 1993 meeting upon recommendation from the Committee and grants of stock options were awarded to executive officers.

                                  1993 Results

The Committee determined that the target for 1993 Annual Supplemental Compensation of $1.06 per share was exceeded.

In addition, the Committee considered the fact that Company management had acquired the Sealed Power Replacement Business and had successfully attained the goal of integrating the TRW Worldwide Vehicular Aftermarket Business. Therefore, at the February 8, 1994 meeting of the Committee, the Committee recommended supplemental awards to the participating executives which reflected achievement of over 100% of the stated goals, and the additional factors of the successful purchase of the Sealed Power Replacement operation as well as the management achievements in integrating the TRW automotive aftermarket business. The Committee further determined that because of Mr. Gormley's leadership in assisting the Company to achieve both the stated goals and additional long-term targets, 49% of his cash compensation for fiscal 1993 would come from the Supplemental Compensation Program.

New goals have been targeted for these same executives for 1994.

                             COMPENSATION COMMITTEE

February 9, 1994            R. M. Hills, Chairman
                      J. J. Fannon           R. S. Miller, Jr.
                      W. J. McCarthy, Jr.    J. C. Pope
                                 H. M. Sekyra

                            STOCK PERFORMANCE CHARTS

The graphs below compare the cumulative total shareholder return on the Corporation's Common Stock for each of the Company's last five fiscal years and the Company's last three fiscal years, respectively, with the cumulative total return of the S&P Composite-500 Stock Index and the Dow Jones Total Return Index-Automobile Parts and Equipment, excluding rubber and tire companies. Both graphs assume a $100 investment made at the beginning of the respective period and the reinvestment of all dividends.

The Company has included the three-year graph in addition to the required five-year data to provide shareholders with a better means to assess the performance of their management team in enhancing shareholder value. In February of 1991, executive officers were granted performance stock options at a price of $22 per share. The grant price was approximately 50% above the market price of Federal-Mogul common stock on the date of the grant and the options vested only if the $22 per share price was achieved within 36 months from the date of grant. The three-year graph illustrates the intervening appreciation in the value of Federal-Mogul common stock.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG FEDERAL MOGUL, S&P 500 INDEX AND D J INDEX


Measurement Period           FEDERAL        S&P
(Fiscal Year Covered)        MOGUL          500 INDEX    D J INDEX*
- -------------------          ----------     ---------    ----------
Measurement Pt-
12/31/88                     $100           $100         $100
FYE 12/31/89                 $92            $132         $99
FYE 12/31/90                 $63            $127         $87
FYE 12/31/91                 $72            $166         $107
FYE 12/31/92                 $82            $179         $137
FYE 12/31/93                 $150           $197         $179

*Excludes rubber & tire companies.

COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN

                             [GRAPH APPEARS HERE]

               COMPARISON OF THREE YEAR CUMULATIVE TOTAL RETURN
               AMONG FEDERAL MOGUL, S&P 500 INDEX AND DJ INDEX


Measurement Period            FEDERAL       S&P
(Fiscal Year Covered)          MOGUL        500 INDEX    DJ INDEX*
- -------------------          ----------     ---------    ----------
Measurement Pt-
12/31/90                     $100           $100         $100
FYE 12/31/91                 $115           $130         $123
FYE 12/31/92                 $131           $140         $158
FYE 12/31/93                 $239           $154         $206

*Excludes rubber & tire companies.

RETIREMENT PLANS. Under the Corporation's Personal Retirement Account Plan (the "PRA"), benefits are payable upon retirement to salaried employees in the form of a lump-sum or annuity at the employee's election. The PRA is a defined benefit pension plan. Accrued pension benefits for participants are expressed as an account balance. Annual credits of 2, 3, 4, 6 or 8% of earnings are made to participants' accounts based on the employee's age. Earnings are defined as an employee's annualized salary in effect on January 1 of such year. Benefits vest based on a graded five-year schedule.

Estimated annual retirement benefits that may be provided by the PRA upon retirement at age 65, assuming the employee converts the combined account balances into a single monthly life annuity, are as follows: D. J. Gormley- $133,379; F. J. Musone-$105,845; W. G. Smith-$130,160; M. E. Welch III-$81,295
and G. N. Bashara, Jr.-$28,746.

                         VI. INFORMATION ON SECURITIES

Only holders of the Corporation's Common Stock and of its Series C ESOP Convertible Preferred Stock of record at the close of business on March 15, 1994 will be entitled to vote at the Annual Meeting or any adjournment thereof. On such date there were outstanding 35,505,410 shares of Common Stock and 944,016 shares of Series C ESOP Convertible Preferred Stock which constitute all of the outstanding voting securities of the Corporation. The holders of shares of Common Stock at the close of business on the record date are entitled to one vote per share on all matters to be acted upon, and each share of Series C ESOP Convertible Preferred Stock is entitled to two votes, voting together with the Common Stock.

STOCK OWNERSHIP OF MANAGEMENT. As of March 1, 1994, shares of the Corporation's Common Stock and Series C ESOP Convertible Preferred Stock were owned beneficially by its directors and officers as a group as set forth in the following tables.

COMMON STOCK

                                                     Number of
                                                Shares Beneficially   Percent of
      Name                                         Owned (A) (B)      Class (C)
      ----                                      -------------------   ----------
D. J. Gormley..................................       321,320 (D)         1%
T. F. Russell..................................       282,778 (E)
G. N. Bashara, Jr..............................        50,168 (E)
J. J. Fannon...................................          1,200
R. M. Hills....................................          2,000
A. Madero......................................          1,000
W. J. McCarthy, Jr.............................          2,440
R. S. Miller, Jr. .............................         2,000 (E)
F. J. Musone...................................         88,591
J. C. Pope.....................................         1,200 (E)
H. M. Sekyra...................................          1,407
W. G. Smith....................................        104,070
M. E. Welch III................................          1,230
All directors and executive officers as
a group (25 persons, including
those named above).............................     1,144,864 (D)(F)      3%

- ------------
(A) Unless otherwise indicated, beneficial owners have sole voting power and sole investment power with respect to all shares.
(B) Includes shares which may be acquired by the exercise of stock options granted by the Corporation and exercisable on or before May 1, 1994: T. F. Russell-144,200 shares; D. J. Gormley-278,500 shares; F. J. Musone-75,350 shares; W. G. Smith-98,200 shares; M. E. Welch III-0 shares; G. N. Bashara, Jr.-47,100 shares; all executive officers-969,250 shares. The shares issuable to each of the foregoing individuals upon exercise of their options were regarded as outstanding for calculating the percentage of Common Stock beneficially owned by such individual.
(C) Less than 1% except as otherwise indicated.
(D) Includes 40,000 shares of restricted stock granted under the 1989 Performance Incentive Stock Plan to D. J. Gormley.
(E) Mr. Russell shares voting power with respect to 1,116 such shares; Mr. Bashara shares voting power with respect to 67 such shares. Mr. Bashara disclaims beneficial ownership with respect to 2,010 shares which are registered in the name of his wife, Suzanne Bashara; Mr. Miller shares voting power with respect to 1,000 such shares; Mr. Pope shares voting power with respect to 200 such shares.
(F) Includes 8,000 shares of restricted stock awarded to non-employee directors under the Non-Employee Director Stock Award Plan, subject to shareholder approval.

SERIES C ESOP CONVERTIBLE PREFERRED STOCK

                                                                 Number of
                                                            Shares Beneficially
  Name                                                         Owned (A) (B)
  ----                                                      -------------------
D. J. Gormley..............................................          760
T. F. Russell..............................................          259
F. J. Musone...............................................          808
W. G. Smith................................................          919
M. E. Welch III............................................          225
G. N. Bashara, Jr..........................................          902
All other directors........................................          -0-
All directors and officers as a group (25 persons, includ-
 ing those named above)....................................       11,215

- ------------
(A) Shares allocated to personal accounts under the Salaried Employees' Investment Program of the Corporation. Participants share dispositive power over such shares with the Trustee. (See Program description). Such shares are voted (at the rate of two votes per share) by the Trustee in accordance with instruction from participants. Only directors who are employees of the Corporation (or were at the time such shares were issued) are eligible to receive Series C ESOP Convertible Preferred Stock.
(B) Less than 1% of the class of Series C ESOP Convertible Preferred shares for any one director or officer.

OTHER BENEFICIAL OWNERS. Each person listed in the table below has filed a
Schedule 13G or Schedule 13D with the Securities and Exchange Commission or otherwise has informed the Corporation that it "beneficially owned" or acted as Trustee for holders of more than 5% of the Corporation's Common Stock as of December 31, 1993 or such other date as indicated. The Corporation knows of no person or group beneficially owning more than 5% of the Corporation's Common Stock, except as noted below.

                                                                      Percent
Name and Address of Beneficial Owners              Number of Shares of Class (A)
- -------------------------------------              ---------------- ------------
FMR Corp. ........................................    3,261,945         9.19%
82 Devonshire Street
Boston, MA 02109 (B)
State Treasurer, .................................    2,162,000         6.09%
State of Michigan
Treasury Building
P.O. Box 15128
Lansing, MI 48901 (C)
The Capital Group, Inc............................    2,106,180         5.93%
333 South Hope Street
Los Angeles, CA 90071 (D)
State Street Bank and Trust Company...............    2,017,337         5.68%
One Enterprise Drive
North Quincy, MA 02171 (E)
John A. Levin & Co., Inc. ........................    1,588,450         4.47%
One Rockefeller Plaza
New York, NY 10020 (F)
Comerica Bank.....................................    1,888,032         5.32%
411 W. Lafayette, 4th Floor
Detroit, MI 48226 (G)

- ------------
(A) Percentages are calculated based on outstanding shares of Common Stock as of March 1, 1994 of 35,498,910 shares. Does not assume conversion of the Corporation's Series C ESOP Convertible Preferred Stock or $3.875 Series D Convertible Exchangeable Preferred Stock except as noted.
(B) According to a Schedule 13G filed by FMR Corp., a parent holding company, FMR Corp. through its subsidiary investment companies, has sole power to vote 65,000 shares of Common Stock and has sole power to dispose of 3,261,945 shares of Common Stock. The number of shares of Common Stock beneficially owned by these Fidelity investment companies at December 31, 1993 included 1,449,005 shares of Common Stock resulting from the assumed conversion of 521,600 shares of the Corporation's $3.875 Series D Convertible Exchangeable Preferred Stock (at an exchange rate of 2.78 shares of Common Stock for each share of preferred stock).
(C) The Corporation has been advised by the State Treasurer of the State of Michigan that such shares are presently held for investment purposes only. The Corporation is also advised that the State Treasurer of the State of Michigan is the investment fiduciary for five State-sponsored retirement systems for State employees and holds sole voting and dispositive powers with respect to such shares.
(D) According to a Schedule 13G filed by the Capital Group, Inc., as of December 31, 1993, certain operating subsidiaries of The Capital Group, Inc., exercised investment discretion over various institutional accounts which, as of December 31, 1993, held 2,106,180 shares of the issuer. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 920,580 of said shares. Capital Research and Management Company and Capital International, Inc., registered investment advisers, and Capital International Limited and Capital International, S.A., other operating subsidiaries, had investment discretion with respect to 540,000, 6,660, 319,470 and 319,470 shares, respectively, of the above shares. This information assumes conversion of shares of the Corporation's $3.875 Series D Convertible Exchangeable Preferred Stock held in institutional accounts of certain affiliates.
(E) Shares that State Street Bank and Trust Company holds as of February 4, 1994 in its fiduciary capacity as Trustee for the Corporation's Salaried Employees' Investment Program and the Corporation's Employee Savings Program.
(F) According to a Schedule 13G filed by John A. Levin & Co., Inc. ("Levin & Co."), Levin & Co. and its sole shareholder and president, John Levin, registered as an investment advisor, filed with respect to Common Stock purchased on behalf of Levin &

Co.'s investment advisory clients. The number of shares of Common Stock reported included 28,000 shares which Levin & Co. has sole power to vote and dispose of, and 1,056,300 shares with shared power to vote and 1,560,450 shares with shared power to dispose of such shares.
(G) Comerica Bank serves as Trustee for participants in the ESOP part of the Program and shares beneficial ownership of all 944,016 shares (with two votes per share) of the Series C ESOP Convertible Preferred Stock of the Corporation constituting all of the outstanding shares of that class. The Trustee is required by the terms of the Program to vote the 289,470 allocated shares according to the instructions received by participants and is required to vote 654,546 unallocated shares of Preferred Stock and allocated shares for which no instructions are received in the same proportion (with two votes per share) as the allocated shares for which it has received instructions. The Trustee has the right under the terms of the Program under certain circumstances, to convert the allocated and unallocated shares of Preferred Stock subject to the Program into Common Stock at the rate of two shares of Common Stock for each share of Preferred Stock and thereafter dispose of such shares of Common Stock.

                            VII. OTHER INFORMATION

A Proxy may be revoked at any time before it is exercised upon written notice to the Secretary of the Corporation. Unless revoked, the shares represented by the Proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted for the election of directors as proposed in this Proxy Statement, in favor of the proposed amendments to the Amended and Restated 1977 Supplemental Compensation Plan, in favor of the adoption of the Non-Employee Director Stock Award Plan, and in favor of the approval of the appointment of Ernst & Young as independent accountants to audit the financial statements of the Corporation and its consolidated subsidiaries for 1994.

The form of Proxy used in the Board of Directors' solicitation names D. J. Gormley, R. M. Hills and W. J. McCarthy, Jr., and each of them, with power of substitution, as proxy holders. The Board of Directors does not intend to present any other matters at the meeting. However, should any other matters properly come before the meeting, it is the intention of such proxy holders to vote the Proxy in accordance with their best judgment.

All costs of solicitation of proxies will be borne by the Corporation. In addition to solicitation by mail, the officers and employees of the Corporation, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. Also, the Corporation has engaged the firm of Georgeson & Co., Inc. to solicit proxies for an approximate charge of $7,000. The Corporation will reimburse brokerage houses, custodians, nominees and fiduciaries for their expense in mailing proxy material to principals.

The Annual Report of the Corporation to shareholders, including financial statements, for the fiscal year ended December 31, 1993, has been forwarded to all shareholders. The Annual Report does not form any part of the material for the solicitation of Proxies.

SHAREHOLDER PROPOSALS. Proposals of shareholders intended to be presented at the 1995 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at the Corporation's principal executive offices on or before November 18, 1994.

                                          By order of the Board of Directors,

                                          LOGO
                                          G. N. Bashara, Jr.
                                          Vice President, General Counsel
                                          and Secretary

Federal-Mogul Corporation
WORLD HEADQUARTERS
P.O. Box 1966
Detroit, Michigan 48235





      LOGO
Printed on Recycled Paper


LOGO

                             [FEDERAL MOGUL LOGO]

       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 1994

    The signer(s) hereby appoints D. J. GORMLEY, R. M. HILLS, and W. J. MCCARTHY, JR. and each or any of them, the Proxy for the signer(s), with power of substitution, to represent and to vote with the same force and effect as the signer(s) at the Annual Meeting of Shareholders of Federal- Mogul Corporation to be held on May 11, 1994, and at any adjournment or adjournments thereof, as specified on the reverse side hereof with respect to the matters there indicated. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting. Receipt is acknowledged of the Notice of Meeting and Proxy Statement dated March 18, 1994.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT DATED MARCH 18, 1994, FOR THE PROPOSED AMENDMENTS TO THE CORPORATIONS AMENDED AND RESTATED 1977 SUPPLEMENTAL COMPENSATION PLAN, FOR THE NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN, AND FOR THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT ACCOUNTANTS.

                      (Continued and to be dated and signed on the reverse side)

- --------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

1. ELECTION OF DIRECTORS

        FOR all nominees listed below
        (except as marked to the contrary) [X]

        WITHHOLD vote from all
        nominees listed below              [X]

        *EXCEPTIONS                        [X]

To withhold vote from any Nominee, write the nominee's name on the line below:
(D. J. GORMLEY, R. M. HILLS, W. J. MCCARTHY, JR., J. J. FANNON, J. C. POPE,
H. M. SEKYRA, R. S. MILLER, JR., A. MADERO)

*EXCEPTIONS ____________________________________________________________________

2. APPROVE AMENDMENTS TO 1977 SUPPLEMENTAL COMPENSATION PLAN.

        FOR   AGAINST   ABSTAIN
        [X]     [X]       [X]

3. APPROVE NON-EMPLOYEE DIRECTORS STOCK AWARD PLAN.

        FOR   AGAINST   ABSTAIN
        [X]     [X]       [X]

4. APPROVE APPOINTMENT OF ERNST & YOUNG.

        FOR   AGAINST   ABSTAIN
        [X]     [X]       [X]
                                                             Address Change
          PROXY DEPARTMENT                                   Mark Here      [X]
          NEW YORK, N.Y. 10203-0519

                    Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                    Dated ________________________________________________, 1994


                    ____________________________________________________________
                                             Signature

                    ____________________________________________________________
                                    Signature, if held jointly


                    VOTES MUST BE INDICATED
                    (X) IN BLACK OR BLUE INK.  [X]


PLEASE MARK WITH AN "X", SIGN, DATE AND RETURN THIS PROXY PROMPTLY.